UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

GOHEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

214 West Huron St. Chicago, Illinois 60654
(Address of principal executive offices) (Zip Code)

(312) 386-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2022, GoHealth, Inc. (Nasdaq: GOCO) (the “Company” or “GoHealth”) entered into an Investment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Investment Agreement”) with Anthem Insurance Companies, Inc. and GH 22 Holdings, Inc. (the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers of 50,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), for an aggregate purchase price of $50.0 million, at $1,000 per share of Preferred Stock (the “Issuance”). Affiliates of the Purchasers are significant customers of the Company. The closing of the Issuance occurred on September 23, 2022 (the “Closing Date”).

The Preferred Stock ranks senior to the shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Preferred Stock has an initial liquidation preference of $1,000 per share, which shall increase by accumulated quarterly dividends that are not paid in cash (“compounded dividends”). Holders of the Preferred Stock are entitled to a dividend at the rate of 7.0% per annum, accruing daily and payable quarterly in arrears, as set forth in the certificate of designations designating the Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”). Dividends are payable in cash, by increasing the amount of liquidation preference (compounded dividends) with respect to a share of Preferred Stock, or any combination thereof, at the sole discretion of the Company.

The Preferred Stock is convertible in full at the option of the holders into the number of shares of Class A Common Stock equal to the quotient of (a) the sum of (x) the liquidation preference (reflecting increases for compounded dividends) plus (y) the accrued dividends with respect to each share of Preferred Stock as of the applicable conversion date divided by (b) the conversion price (initially $0.64) as of the applicable conversion date. Notwithstanding the foregoing, a holder of Preferred Stock may elect to receive upon conversion, in lieu of the shares of Class A Common Stock otherwise deliverable, one share of a newly created class of preferred stock (the “Series A-1 Preferred Stock”) for every 1,000 shares of Class A Common Stock otherwise deliverable upon conversion. The Series A-1 Preferred Stock will be essentially a substitute for the Class A Common Stock in the form of non-voting preferred stock and have the terms set forth in the certificate of designations designating the Series A-1 Preferred Stock (the “Series A-1 Certificate of Designations”), which is filed as Exhibit 3.2 to this Current Report on Form 8-K. The terms of the Preferred Stock and Series A-1 Preferred Stock contain certain anti-dilution adjustments. Subject to certain conditions, at any time after the third anniversary of the Closing Date, if the volume weighted average price per share of Class A Common Stock on Nasdaq is equal to or greater than 150% of the then-applicable conversion price for each of at least twenty (20) trading days, whether or not consecutive, in any period of thirty (30) consecutive trading days ending on and including the trading day immediately before the Company provides the holders with notice of its election to convert all or a portion of the Preferred Stock into the relevant number of shares of Class A Common Stock or Series A-1 Preferred Stock (at the election of the holder), the Company may elect to convert all or a portion of the Preferred Stock into the relevant number of shares of Class A Common Stock or Series A-1 Preferred Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A-1 Preferred Stock (if issued upon conversion of the Preferred Stock) will be entitled, out of assets legally available therefor, and subject to the rights of the holders of any senior stock (including the Preferred Stock) or parity stock (including the Common Stock) and the rights of the Company’s existing and future creditors, to receive an aggregate amount per share equal to 1,000 (as may be adjusted) times the aggregate amount to be distributed per share to holders of shares of Class A Common Stock. Each holder of a whole share of Series A-1 Preferred Stock (if issued upon conversion of the Preferred Stock) shall be entitled to receive when, as and if declared by the Company’s board of directors out of funds legally available for the purpose, an amount per share equal to 1,000 (as may be adjusted) times the aggregate per share amount of all cash dividends, and 1,000 (as may be adjusted) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on each share of Class A Common Stock since the first issuance of any share of Series A-1 Preferred Stock. Each holder of Series A-1 Preferred Stock (if issued upon conversion of the Preferred Stock) will have the right, at such holder’s option, to convert in full each share of such holder’s Series A-1 Preferred Stock at such time into the number of shares of Class A Common Stock based upon a conversion ratio of 1,000 shares of Class A Common Stock for each share of Series A-1 Preferred Stock (such ratio being subject to adjustment).

Under the Certificate of Designations, holders of the Preferred Stock are entitled to vote with the holders of the Class A Common Stock on an as-converted basis on all matters submitted to a vote of the holders of the Class A Common

Stock. Notwithstanding the foregoing: (1) the lead Purchaser’s voting rights shall not exceed 9.99% of the voting rights associated with the issued and outstanding shares of capital stock of the Company at any time; and (2) the voting rights of the Purchasers holding Preferred Stock, voting on an as-converted basis with the holders of the Class A Common Stock and the holders of any other class or series of capital stock of the Company then entitled to vote, shall be capped at the maximum amount that would not result in requiring shareholder approval for the exercise of such voting rights pursuant to the rules of Nasdaq. The Series A-1 Preferred Stock is not entitled to vote with the Class A Common Stock on matters submitted to a vote of the holders of the Class A Common Stock and will have no voting rights except as required by applicable law.

In addition, holders of the Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that materially, adversely and disproportionately affect the Preferred Stock, authorizations or issuances by the Company of securities that are senior to or pari passu with the Preferred Stock and issuing any debt security (for the avoidance of doubt, excluding any draws under the Company’s Existing Credit Agreement referenced in the Certificate of Designations), if the Company’s Consolidated Total Net Debt (as defined in the Certificate of Designations) following such action would exceed four times the Company’s Consolidated EBITDA (as defined in the Certificate of Designations) for the Company’s most recently completed four consecutive fiscal quarters.

At any time following the fifth anniversary of the Closing Date, the Company may redeem the Preferred Stock, in whole or in part, for a per share amount in cash equal to the liquidation preference (reflecting increases for compounded dividends) thereof plus all accrued dividends as of the applicable redemption date. Upon certain change of control events involving the Company, (i) a holder of the Preferred Stock may, so long as such payment would not otherwise result in a breach of, or event of default under, then-existing credit agreements, indentures or other financing arrangements, require the Company to purchase and (ii) subject to a holder’s right to convert its shares of Preferred Stock into Class A Common Stock or Series A-1 Preferred Stock at the then-current conversion price, the Company may elect to purchase, all or a portion of such holder’s shares of Preferred Stock that have not been so converted, in each case at a purchase price per share of Preferred Stock, payable in cash, equal to (A) if the change of control effective date occurs at any time prior to the fifth anniversary of the Closing Date, 160% of a Purchaser’s original investment amount and (B) if the change of control effective date occurs on or after the fifth anniversary of the Closing Date, the liquidation preference (reflecting increases for compounded dividends) of such share of Preferred Stock plus the accrued dividends in respect of such share of Preferred Stock as of the change of control purchase date.

The Purchasers have entered into a customary registration rights agreement (the “Registration Rights Agreement”) with respect to shares of Class A Common Stock held by the Purchasers issued upon any future conversion of the Preferred Stock or Series A-1 Preferred Stock, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

In connection with the Issuance, the Company, as the managing member of GoHealth Holdings, LLC (the “LLC”), caused the LLC (i) to issue to the Company, in exchange for the proceeds from the Issuance, Series A preferred units (the “Preferred Units”) and (ii) to authorize another series of preferred units (the “Series A-1 Preferred Units”), in each case having an aggregate liquidation preference and having terms substantially economically equivalent to the aggregate liquidation preference and the economic terms of the Preferred Stock and the Series A-1 Preferred Stock, respectively, and entered into Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of GoHealth Holdings, LLC (“Amendment No. 2”) to effectuate the same. A copy of Amendment No. 2 is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The foregoing descriptions of the terms of the Preferred Stock, the Series A-1 Preferred Stock, the Preferred Units, the Series A-1 Preferred Units, the Investment Agreement, the Registration Rights Agreement, Amendment No. 2 and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement, the Certificate of Designations, the Series A-1 Certificate of Designations, the Registration Rights Agreement and Amendment No. 2, which are attached hereto as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has issued shares of the Preferred Stock to the Purchasers. This issuance and sale are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Purchasers have each represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Preferred Stock is being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Preferred Stock or shares of the Class A Common Stock or Series A-1 Preferred Stock issued in connection with any future conversion of the Preferred Stock.

Item 3.03	Material Modifications to Rights of Security Holders.

The information in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On September 23, 2022, the Company filed with the Secretary of State of the State of Delaware (i) the Certificate of Designations designating the Preferred Stock and (ii) the Series A-1 Certificate of Designations designating the Series A-1 Preferred Stock, in each case establishing the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock and Series A-1 Preferred Stock. Each of the Certificate of Designations and Series A-1 Certificate of Designations became effective upon filing.

The information in Item 1.01 is incorporated herein by reference.

Item 7.01.	Other Events.

On September 26, 2022, the Company issued a press release announcing the closing of the Issuance. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the press release furnished herewith as Exhibit 99.1, shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Perpetual Preferred Stock of GoHealth, Inc.

3.2	Certificate of Designations of Series A-1 Convertible Non-Voting Perpetual Preferred Stock of GoHealth, Inc.

10.1	Investment Agreement dated as of September 23, 2022 among GoHealth, Inc. and the purchasers identified therein.

10.2	Registration Rights Agreement dated as of September 23, 2022 among GoHealth, Inc. and the persons identified therein.

10.3	Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of GoHealth Holdings, LLC, dated as of September 23, 2022

99.1	Press Release dated September 26, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2022	GOHEALTH, INC.

	By:	/s/ Brian Farley
	Name:	Brian Farley
	Title:	Chief Legal Officer